Exhibit 10.25

Hogs Purchase Contract

Party A: ShengzhenDexing Food Development Co. Ltd.

Party B: Jiangxi YingtanHuaxin Livestock Ltd.

Party A and Party B hereby agrees:

1.	Party B will be party A’s supply base in Jiangxi, and Party A will purchase Party B’s live hogs to meet Shengzhen market’s needs. Both parties will develop mutual beneficial relationship.
2.
Party B will supply Party A with 500,000 heads of live hogs yearly, subject to Party B having such number of hogs available for sale to Party A.  The supply schedule and quantity will be decided every month, and price will be decided on daily basis according to the market conditions.

3.	Hogs supplied should weigh approximately from 100 kg to 110 kg, meet the health requirements, and pass the inspection on drug test.
4.	The selling price will be protected by price floor of 6.3 rmb per 500 gram and price ceiling of 8.3 rmb per 500 gram. If the market price is between 6.3 rmb and 8.3 rmb, the market price is used.
5.	Delivery location: at Party B’s farms. All hogs should be inspected, weighed and loaded on truck.
6.	Payment: cash or bank card paid at party B’s location when hogs are delivered.
7.	Contract term: from Sep 1, 2010 to Aug 31, 2011.
8.	This contract has two original copies and each party possesses one copy.

Signatures:

Party A
ShengzhenDexing Food Development Co. Ltd.
Signature: YingminLuo
(company seal)

Party B: Jiangxi YingtanHuaxin Livestock Ltd.
Signature: Luping Pan
(company seal)

Date: Sep 1, 2010